Exhibit 10.9

AGREEEMENT

 THIS AGREEMENT (the “Agreement”) is made on this 25th day of September, 2006 by and between Internal Hydro International, Inc., a Florida corporation (“IHDR”) whose address is 334 S. Hyde Park Avenue, Tampa, Florida 33606 and Wastech, Inc. (“WTCH”), whose address is 3 Broad Street, Suite 3-A, Charleston, South Carolina 29401.

RECITALS

WHEREAS, WTCH has executed that certain Agreement for Purchase and Sale of Real Estate and Assets, dated August 31, 2006, by and between USA CoalGas, L.P., an Illinois limited partnership, whose address is 5487 N. Milwaukee Avenue, Chicago, Illinois 60630-1249, concerning the purchase, among other things, of 695.18 acres of real estate, including all buildings, improvements, permanent fixtures and assets, located in Christian County, State of Illinois, recorded August 18, 1997, No. R4688 (the Property”), attached hereto and incorporated herein by this reference as Schedule I (the “Purchase Agreement”);

WHEREAS, the Property is currently permitted and bonded pursuant to Illinois Department of Natural Resources, a copy of which has been previously provided to IHDR, for the purpose, potentially among other things, of coal reclamation, refining and combustible fly ash storage; and

WHEREAS, the Parties estimate, among other things, in excess of 7 million tons of coal fines exist on site, as well as the capacity for storage and placement of 12-14 million tons of fly ash upon and below surface areas on the Property; and

WHEREAS, the Purchase Agreement includes that certain Coal Fines Supply Agreement (the “Coal Agreement”) between LNR Kincaid, LLC, a Delaware limited liability company, dated June 30, 2006; and

WHEREAS, WTCH and IHDR now desire, subject to certain financing requirements, as provided for herein, to assign the Purchase Agreement unto a proposed Partnership, Springfield Energy Project, LLC (“SEP”), a copy of the Operating Agreement is attached hereto and incorporated herein by this reference as Schedule II (the “Operating Agreement”); and

WHEREAS, WTCH and IHDR, by and through SEP, now each desire to expand upon the current usage of the Property to include the prospect of a renewable energy operation utilizing gasification of tires to energy, all on the terms and conditions set forth in this Agreement (the “Gasification Project”);

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

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1. Transfer and Assignment.  At the execution of this Agreement, WTCH shall transfer and assign the Purchase Agreement to SEP.

2. Financing.  At the Closing, as defined herein, IHDR shall obtain financing for the benefit of SEP in the amount of Four Million Dollars and No Cents ($4,000,000.00) (the “Financing”).

3. Additional Financing. IHDR agrees that it shall obtain, for the benefit of SEP, on or before December 31, 2006, but in no event later than the approval of the State of Illinois department of Natural Resources for the Gasification Project, additional financing in the amount of Four Million Dollars and No Cents ($4,000,000.00) (the “Additional Financing”).

4. Project Financing. IHDR hereby agrees that the Financing contemplated by Sections 1 and 2 above, unless otherwise agreed to in writing by WTCH, shall be “Project Financing” and, other than SEP or IHDR, the Property, as described above, shall be the exclusive guarantee for security or capital, as may be necessary, to consummate such Financing and Additional Financing for the benefit of SEP.

5. Escrow of Units. Pursuant to the Operating Agreement, IHDR shall receive Forty-Nine Percent (49%) of the Class “A” Membership Units and that certain corporation Private Capital Group, Inc. (“PCG”) and its ownership of Four Percent (4%) of the Class “C” Membership Units, as described therein (the “Units”), of SEP for the Financing and Additional Financing.  If IHDR shall not obtain the “Financing”, as described in Section 1 herein, the parties agree that IHDR and PCG shall tender all their Units to WTCH, and, if IHDR shall not obtain the “Additional Financing”, as described in Section 2 herein, the parties agree that IHDR shall tender Twenty-Four and One Half Percent (24.5%) of its Units to WTCH.

6. Time and Place of Closing. As the parties hereto acknowledge that “time is of the essence” with respect to the Purchase Agreement, WTCH and IHDR agree that Closing, unless otherwise agreed to in writing by WTCH, shall take place on or before Sixty (60) days from the date of this Agreement, at a place and time mutually agreed to herein by the parties.

7. Transfer. At the Closing, the WTCH shall transfer the Purchase Agreement to SEP as provide for herein by any such instrument as may be reasonably required to effectuate the transactions contemplated by this Agreement

8. Modification. This Agreement may only be changed or modified by an agreement in writing signed by the parties hereto.

9. Successors and Assigns. This Agreement is binding upon the parties and all their heirs, successors and permitted assigns.

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10. Notices. All notices under this contract must be in writing. The notices must be delivered personally or by certified mail, return receipt requested to the other party at the address written in this contract. Service of any notices to the other party’s attorney shall be deemed as notice to the other.

11. Assignment. This Agreement shall not be assignable by either party without the other party’s written consent.

12. Legal Representation. The Parties acknowledge that each has the right to hire a lawyer to represent respective interests in this Agreement, and each shall bear its own cost associated therewith.

13.  Governing Law.  This Agreement shall be governed by the laws of the State of South Carolina, regardless of any conflict of laws.

IN WITNESS HEREOF, the parties have executed this Agreement as of the date herein written above.

WASTECH, INC.

By:

Name:

Title:

INTERNAL HYDRO INTERNATIONAL, INC.

By:

Name:

Title:

AGREED AND ACCEPTED TO AS TO SECTION 5 HEREIN

PRIVATE CAPITAL GROUP, INC.

By:

Name:

Title:

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SCHEDULE I

(The “Purchase Agreement”)

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SCHEDULE II

Springfield Energy Project, LLC (SEP)

Operating Agreement Between Wastech, Inc. and Internal Hydro International, Inc.

ARTICLE I

INITIAL DATE; PARTIES; AUTHORIZATION; AND PURPOSE OF THIS AGREEMENT

Section 1.01. Initial Date; Initial Parties. The effective date of this Agreement is September 25, 2006, and is initially agreed to by the Parties to this Agreement to be Springfield Energy Project, a limited liability company organized and existing under the laws of the State of Florida (the "Company"), and the Parties to this Agreement are Wastech, Inc. and Internal Hydro International, Inc., who on that date are the Initial Class “A” Members of the Company.

Section 1.02. Subsequent Parties; Assent as a Precondition to Becoming a Member or to Obtaining Rights To Become a Member.

(a) No person or entity may become a Member of the Company without first assenting to and signing this Agreement. Any act by the Company to offer or provide Member status, or reflect that status in the Company's Required Records, automatically includes the condition that the person or entity becoming a Member first assent to and sign this Agreement. It is the intention of the Company and the original Members that no new Member status would be conferred except for capital contribution as an equity partner.

(b) If:

(i) the Company offers, makes, or signs a Contribution Agreement or Contribution Allowance Agreement, or any other agreement that permits or requires a person or entity to make a contribution and become a Member; and

(ii) the other party to the Contribution Agreement, Contribution Allowance Agreement, or other agreement is not already a Member and has not already assented to and signed this Agreement, then the Company's action automatically includes the condition that the other party assent to and sign this Agreement before that person  or entity actually makes a contribution or becomes a Member. Under no circumstances shall any person or entity executing a Contribution Agreement or Contribution Allowance Agreement with respect to one or more Membership Units have the rights of a Member with respect to such Membership Units until such Person shall have executed and delivered a copy of this Agreement.

(c) The Company is obligated not to accept a contribution from, or accord Member status to, any person or entity who has not first assented to and signed this Agreement. The Company's acceptance of a contribution from a person who has not signed this Agreement does not waive that person's obligation to sign this Agreement.

(d) No transfer of a Membership Unit or the governance rights of any Membership Unit is effective unless the assignment complies with Section 12.02 and the assignee has assented to and signed this Agreement.

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(e) No Initial Class “A" Member of the Company, being Wastech, Inc. and Internal Hydro International, Inc., shall have their interests diminished either jointly or separately, by the transfer of Member Units to any other entity, either jointly or unilaterally, without the approval of the other Initial Class “A” Member, in writing, with twenty (20) days notice and approval time. The failure to approve during such time frame shall act as disapproval of the Member Unit transfer. Withholding of approval of Member status shall be at the reasonable and commercially adequate reasoning standard by either party. No Management Committee governance pursuant to this Agreement shall be able to contradict this Section 1.02(e).

ARTICLE II

DEFINITIONS

Section 2.01. Definitions. For purposes of this Agreement, unless the language or context clearly indicates that a different meaning is intended, the words, terms and phrases defined in this section have the following meanings:

(a) "Accountants" mean such firm of independent certified public accountants as may be engaged by the Management Committee.

(b) "Act" or "LLC Act" means the Limited Liability Company Act of the State of Florida, as the same may be amended from time to time.

(c) "Act of the Members" has the meaning stated in Section 10.01.

(d) "Additional Capital Contributions" means the Capital Contribution payable by the Members to the Company pursuant to Section 6.02.

(e) "Affiliated Person" means any:

(i) Class "A" Member;

(ii) Class "B" Member;

(iii) legal representative, successor or assignee of any Person referred to in the preceding clauses (i) through (ii);

(iv) Trustee of a trust for the benefit of any Person referred to in the preceding clauses (i) through (iii);

(v) entity of which a majority of the voting interest is owned by any one or more of the Persons referred to in the preceding clauses (i) through (iv);

(vi) person who owns Fifty Percent (50%) or more of the common stock of any corporate Member or any corporate partner of a Member which is a partnership; or

(vii) person who is an officer, director, trustee, employee, or partner of any Entity or a Person referred to in the preceding clauses (i), (v) and (vi).

(f) "Agreement" means this Operating Agreement, as amended from time to time under Article XVI.

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(g) "Capital Account" means the capital account of any Member of Dissociated Member, maintained as provided in Section 7.02.

(h) "Capital Contribution" means any agreed contribution to the capital of the Company in cash, property or services by a Member, whenever made.

(i) "Capital Interest" means the right of any Member or Dissociated member to be paid the amount in that Member's or Dissociated Member's Capital Account.

(j) "Capital Transactions" means: (i) with respect to any capital asset of the Company (as defined in the Code), any sale, exchange, transfer, disposition (including disposition by condemnation, casualty, or operation of law), financing; or (ii) the dissolution or liquidation by the Company or any part of the Company; or (iii) any sale or disposition of all or substantially all of the Company assets or Membership Units in a single transaction.

(k) "Cash Flow" shall mean the funds provided from Company operations, interest on the Company's cash and investments, without deduction for non-cash expenses (such as depreciation and amortization), but after deducting cash funds used to pay all other expenses, debt payments, capital improvements and repairs, replacements, and after provision for reserves determined necessary by the Management Committee.

(l) "Class 'A' Members" means those Members of the Company having management responsibility and voting rights. Class "A" Members are responsible for the Company's operations.

(m) "Class 'B' Members" means those Members of the Company having no management authority or responsibility for the Company with limited voting rights, and whose Capital Contributions have been made in the form of cash or property.

(n) "Class 'C' Members" means those Members of the Company having no management authority or responsibility for the Company with no voting rights, and whose Capital Contributions have been made in the form of services.

(o) "Code" means the Internal Revenue Code, as amended, and any successor to that Code, together with any and all final and temporary Treasury Regulations promulgated thereunder.

(p) "Company" means, L.L.C., a Limited Liability Company organized pursuant to the Act.

(q) "Contribution Agreement" means an agreement between a person and the Company, under which:

(i) the person agrees to make a contribution in the future to the Company; and

(ii) the Company agrees that, at the time specified for the contribution in the future, the Company will accept the contribution, reflect the contribution in the Required Records, issue to the person a specified number of Membership Units, and accord the person status as a Member (if the person is not already a Member).

(r) "Contribution Allowance Agreement" means an agreement between a person and the Company, under which:

(i) the person has the right, but not the obligation, to make a contribution to the Company in the future; and

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(ii) the Company agrees that, if the person makes the specified contribution at the time specified in the future, the Company will accept the contribution, reflect the contribution in the Required Records, issue to the person a specified number of Membership Units, and accord the person status as a Member in respect of such Units.

(s) "Core Business" means the company's business involving the ownership and management of a tire to energy and byproducts business on the part of the parties which is being brought for inclusion into the Company, and any other renewable energy or renewable products business.

(t) "Default Rule" means a rule stated in the Act:

(i) which structures, defines, or regulates the finances, governance, operations, or other aspects of a limited liability company organized under the Act; and

(ii) which applies except to the extent it is negated or modified through the provisions of this limited liability company's Articles of Organization or Operating Agreement.

(u) "Disinterested" means, with respect to a Manager or Member and with respect to a particular transaction or other undertaking, a Manager or Member who: (i) is not a party to that undertaking; (ii) has no material financial interest in any organization that is a party to that undertaking; and (iii) is not related by blood or marriage to any person who either is a party to that undertaking or has a material financial interest in any organization that is a party to that undertaking.

(v) "Dissociation of a Member" or "Dissociation" occurs when the Company has notice or knowledge of an event that has terminated a Member's continued Membership in the Company (including an event that leaves a Member without any Governance Rights). A Member with respect to whom such an event has occurred is referred to in this Agreement as a "Dissociated Member."

(w) "Financial Rights" means a Member's rights to share in profits and losses, a Member's rights to receive distributions, and a Member's Capital Interest.

(x) "Fiscal Year" means the calendar year of 12 months ending on the 31st day of December.

(y) "Governance Rights" means all a Member's rights as a Member in the Company, other than Financial Rights and the right to assign Financial Rights, and shall include without limitation a Member's rights to vote on matters affecting the business and affairs of the Company and to participate in the management of the business and affairs of the Company.

(z) "Initial Capital Contribution" means the Original Capital Contribution each new Member agrees to make to the Company to obtain original issue Membership Units.

(aa) "Initial Class 'A' Member" means the founders of the Company, Wastech, Inc. and Internal Hydro International, Inc.

(bb) "Initial Private Placement Offering" means the initial offering or offerings of the Company's debt or equity securities, including but not limited to Membership Units, under Regulation D, provided that the aggregate amount of capital raised pursuant to such offering or offerings does not exceed twelve million dollars ($12,000,000.00) in the aggregate.

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(cc) "Management Committee" means those Class "A" Members having authority to manage the Company as described under Section 8 hereof. Such Membership shall be initially through a two (2) person Management Committee, with one (1) from each Initial Class “A” Member, appointed and reappointed by their discretion, yet subject in writing to the approval of the other Initial Class “A” Member, which shall not be reasonably withheld.  Notwithstanding the foregoing, the Parties agree, as soon as is reasonably and commercially acceptable, that each agrees to nominate, one independent person to be an Initial Class “A” Member.

(dd) "Manager" means a member of the Management Committee.

(ee) "Majority-in-Interest Consent" means the consent described in the Internal Revenue Service's Revenue Procedure 94-46, 1994-2 CB 688.

(ff) "Member" means a person who owns at least one Membership Unit and whose ownership of one or more Membership Units is reflected in the Required Records.

(gg) "Membership Unit" or “Member Unit” has the meaning stated in Section 5.01.

(hh) "Net Syndication Proceeds" means the Gross Proceeds from an Initial Private Placement Offering or a Subsequent Offering of Membership Interests less any reasonable third party unaffiliated Company expenses and out-of-pocket expenses in connection with the syndication. Such costs include filing fees, legal fees primarily for opinion letters and accounting and tax consulting fees.

(ii) "Operating Net Cash Flow" means Cash Flow, less the sum of the following, to the extent paid or set aside by the Company: (i) all principal and interest payments on indebtedness of the Company and all other sums paid to lenders; (ii) all cash expenditures incurred incident to the normal operation of the Company's business; and (iii) such reserves as the Management Committee deems reasonably necessary to the proper operation of the Company's business. The "Operating Net Cash Flow" of the Company at any time shall be determined by the Accountants, which determination shall be binding and conclusive upon the Members in the absence of manifest arithmetical error.

(jj) "Person" includes a natural person, domestic or foreign limited liability company, corporation, partnership, limited partnership, joint venture, association, business trust, estate, trust, enterprise, and any other legal or commercial entity.

(kk) "Private Placement Memorandum" means such Private Placement Memorandum as accompanies this Agreement, or as may be used in connection with any Initial Private Placement Offering or Subsequent Offering, in each case as the same may be amended or modified as required by the securities law administrator of any state of filing, the Securities and Exchange Commission, or any other governing body concerning any proposed offering of the Membership Interests.

(ll) "Regulation D" means Rules 501 through 508, inclusive, of the United States Securities and Exchange Commission promulgated under the Securities Act of 1933, as amended, as those Rules may be amended from time to time.

(mm) "Required Records" means those records that the Company is required to maintain in accordance with the Act.

(nn) "Sharing Ratio" means with respect to any Member, as of any date, the ratio (expressed as a percentage) of: (i) the number of Units owned by such Member to; and (ii) the total number of Units owned by all Members, or such other ratio as shall be

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agreed by all Members from time to time. The Initial Membership Interest and Sharing Ratio of each Member is set forth in the attached Schedule A, and Schedule A shall be amended as necessary by the Management Committee to conform to any changes thereof agreed to by the Members. In the event all or any portion of a Membership Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Membership Interest and Sharing Ratio of the transferor to the extent it relates to the transferred Membership Interest.

(oo) "Subscription Agreements" shall mean investor subscription agreements submitted by any and all interested persons pursuant to the terms and conditions set forth in the Private Placement Memorandum.

(pp) "Subsequent Offering" shall mean: (i) any offering of the Company's debt or equity securities, including but not limited to Membership Units, made in reliance upon Regulation D after the Initial Private Placement Offering, and (ii) any public offering of the Company's debt or equity securities, including but not limited to Membership Units, registered with the United States Securities and Exchange Commission under Section 5 of the Securities Act of 1933, as amended, at any time.

(qq) "Successor Corporation" means a corporation organized under Section 14.02A to participate as the surviving organization in a merger with the Company.

(rr) INTENTIONALLY OMITTED.

(ss) "Termination" means the dissolution and liquidation of the Company as provided in the Act or as provided for in this Agreement.

(tt) "Transfer" includes an assignment, conveyance, lease, mortgage, security interest, deed, encumbrance, and gift.

(uu) "Treasury Regulations" means the interpretative pronouncements of the U.S. Treasury in connection with the Code.

ARTICLE III

BACKGROUND OF THIS AGREEMENT

Section 3.01. History and Nature of the Company. The Company was organized in the State of Florida and will be engaged in the business of renewable energy, waste management, renewable waste created products and byproducts, energy creation, and any other lawful business its Managers choose to pursue. As of the initial date of this Agreement, the Company's principal place of business is in Pawnee County, State of Illinois.

Section 3.02. Intent of This Agreement. The parties to this Agreement have reached an understanding concerning various aspects of: (i) their business relationship with each other; and (ii) the organization and operation of the Company and its business. They wish to use rights created by statute to record and bind themselves to that understanding.

The parties intend this Agreement to control, to the extent stated or fairly implied, the business and affairs of the Company, including the Company's governance structure and the Company's dissolution, winding up, and Termination as well as the relations

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among the Company's Members and persons who have signed Contribution Agreements and Contribution Allowance Agreements.

Section 3.03. Invalidity and Unreasonableness of Expectations Not Included in This Agreement.

(a) The Members fear the uncertainty and the potential for discord that would exist if:

(i) the unstated expectation of one or more Members can be used to gain advantage through litigation; or

(ii) expectations stated or expressed outside the confines of this Agreement can become actionable even though not all Members agree with those expectations or have assented to them and even though some Members have expressed or may harbor conflicting expectations.

(b) The Members therefore agree that:

(i) it is unreasonable for any Member to have or rely on an expectation that is not reflected in this Agreement;

(ii) any Member who has or develops an expectation contrary to or in addition to the contents of this Agreement has a duty to:

(A) immediately inform the Managers; and

(B) promptly seek to have this Agreement amended to reflect the expectation;

(iii) the failure of a Member who has or develops an expectation contrary to or in addition to the contents of this Agreement to obtain an amendment of this Agreement as provided in Section 3.03(b)(ii) is evidence that the expectation was not reasonable and estops that Member from asserting that expectation as a basis for any claim against the Company or any other Member; and

(iv) no Member has a duty to agree to an amendment proposed under Section 3.03(b)(ii) if the Member in good faith:

(A) holds an inconsistent expectation; or

(B) believes that the amendment is not in the best interests of the Company or is contrary to the legitimate self-interests of the Member.

Section 3.04. Advice of Counsel. Each person signing this Agreement:

(a) understands that this Agreement contains legally binding provisions;

(b) has had the opportunity to consult with a lawyer;

(c) has either consulted a lawyer or consciously decided not to consult a lawyer; and

(d) has not relied upon any statement or representation made by any person purporting to act as legal counsel to the Company or the Initial Class "A" Member.

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(e) Internal Hydro International, Inc., was represented by lawyers within the company, and external counsel. As well, Wastech, Inc., was represented by corporate counsel in this Agreement.

ARTICLE IV

RELATIONSHIP OF THIS AGREEMENT TO THE DEFAULT RULES OF THE LLC ACT AND TO THE ARTICLES OF ORGANIZATION

Section 4.01. Relationship of This Agreement to the Default Rules Under the LLC Act. Regardless of whether this Agreement specifically refers to particular Default Rules:

(a) if any provision of this Agreement conflicts with a Default Rule, the provision of this Agreement controls and the Default Rule is modified or negated accordingly; and

(b) if necessary, to construe a Default Rule as modified or negated in order to effectuate any provision of this Agreement, the Default Rule is modified or negated accordingly.

Section 4.02. Relationship Between This Agreement and the Articles of Organization. If a provision of this Agreement differs from a provision of the Company's articles of organization, then to the extent allowed by law this Agreement will govern.

ARTICLE V

CAPITAL STRUCTURE; MEMBERSHIP AND CONTRIBUTIONS

Section 5.01. Membership Units. Ownership rights in the Company are reflected in Membership Units, as recorded in the Required Records.

Section 5.02. Voting Rights. Except as otherwise provided in this Agreement or in any nonwaivable provision of applicable law, only the Class "A" Members shall be entitled to vote on any and all matters submitted to a vote of the Members. The Class "B" Members shall not be entitled to vote on any matters relating to the business or affairs of the Company except:

(a) the requirement to make additional Capital Contributions, subject to the terms and conditions of Section 6.02 of this Agreement;

(b) the sale or disposition of all or substantially all of the Company assets or Membership Units, as set forth in Section 8.05(a)(x);

(c) the continuation of the business of the Company after a Dissolution Event, subject to the conditions under Article XIV of this Agreement;

(d) the amendment of this Agreement, as set forth in Section 16.01;

Section 5.03. Liability of Members. No Member in his, her or its capacity as a Member shall be liable for the liabilities of the Company. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Members for liabilities of the Company.

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Section 5.04. Indemnification. The Company shall indemnify any Member or employee, or former Member or employee, of the Company against expenses actually and reasonably incurred in connection with the defense of an action, suit, or Proceeding, civil or criminal, in which the Member or employee is made a party by reason of being or having been a Member or employee of the Company, except in relation to matters as to which the Member or employee is determined in the action, suit, or Proceeding to be liable for gross negligence or willful misconduct in the performance of duty. Additionally, the Company may purchase and maintain insurance on behalf of any Person who is or was a Member or employee of the Company against any liability asserted against and incurred by the Member or employee in any capacity arising out of the Member's or employee's status as such, whether or not the Company would have the power to indemnify the Member or employee against that liability under this Section.

Section 5.05. Representations and Warranties. Each member, and in the case of an Organization, the Person(s) executing this Agreement on behalf of the Organization, represents and warrants to the Company and each other Member that: (a) if such Member is an Organization, it is duly organized, validly existing, and in good standing under the law of its state of organization, and it has full organizational power to execute and agree to this Agreement and to perform its obligations under this Agreement; (b) the Member is acquiring its, his or her Membership Interest in the Company for the Member's own account as an investment and without an intent to sell, transfer or distribute the interest; and (c) the Member acknowledges that the Membership Interests have not been registered under the Securities Act of 1933 or any state securities laws, and may not be resold or transferred by the Member: (i) without appropriate registration or the availability of an exemption from such requirements; and (ii) without conforming to the requirements of this Agreement.

Section 5.06. Issuance of Membership Units by the Company.

(a) The Managers will determine when and for what consideration the Company will issue Membership Units. For each Member, the Required Records state the value and nature of the contribution received by the Company and the number of Membership Units received in return by the Member.

(b) No Member has the right to make additional contributions or obtain additional Units, and each Member specifically waives any pre-emptive rights.

Section 5.07. No Right of Company To Require Additional Contributions. Except as provided in a Contribution Agreement, the Company has no right to require any Member to make additional contributions. This Section does not release any Member from any obligation or promise of future performance that the Company accepted as a contribution.

Section 5.08. No Rights of Redemption or Return of Contribution. No Member has a right to have its Membership Units redeemed or its contribution returned prior to the termination of the Company, even if the Member dissociates prior to Termination of the Company. At Termination, the right to return of contribution or redemption is subject to the terms of this Agreement.

ARTICLE VI

CAPITAL STRUCTURE; PROFITS, LOSSES, DISTRIBUTIONS AND TRANSACTIONS BETWEEN MEMBERS AND THE COMPANY

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Section 6.01. Initial Contributions. The Initial Class "A" Member shall not be required to make a Capital Contribution for the Initial Class "A" Membership Units beyond that set forth in this agreement under Section 6.01 (a), (b), and (c). All other Class "A" Members (including the Initial Class "A" Member when purchasing additional Units) and Class "B" Members shall make the Capital Contributions specified in the offering materials which accompany this Agreement or used in connection with any Initial Private Placement Offering or Subsequent Offering. Class "C" Members shall make the Capital Contributions determined by the Management Committee as consideration for any Membership Units issued to such Class "C" Members. No interest shall accrue on any Capital Contribution and no Member shall have the right to withdraw or be repaid any Capital Contribution except as provided in this Agreement.

(a)

Wastech, Inc. shall receive fifty-one percent (51%) of the Initial Class “A” Member Units, and has agreed to assign the following assets, revenues and properties for the benefit of the Company in the makeup of the capital requirements for the gaining of financial resources for the capitalization of the Company’s Core Business:

(i)

Assignment of that certain Agreement for Purchase and Sale of Real Estate and Assets, dated on or about August 29th, 2006, by and between USA CoalGas, L.P., an Illinois limited partnership, whose address is 5487 N. Milwaukee Avenue, Chicago, Illinois 60630-1249, concerning the purchase, among other things, of 695.18 acres of real estate, including all buildings, improvements, permanent fixtures and assets, located in Christian County, State of Illinois, recorded August 18, 1997, No. R4688.

(ii)

Wastech shall supply tires to the Company at or below zero cost basis, in a form that is acceptable for the remediation process to be utilized by the Company, and use its best efforts to locate or supply tire cutters which will be part of the Company, and the Company shall attempt to attain the necessary capital for such machines.

(iii)

Wastech shall introduce, if practicable, a pyrolysis technology which can be used for tire or waste remediation to energy or to materials as it has access to.

(iv)

Wastech shall contribute all initial efforts in regard to the above and all additionally related expertise and related actions consistent with the scope and intent of the agreement. This may also include the initial permitting and engineering agreements with the proper parties for initiation as part of the Core Business of the Company.

(b)

Internal Hydro International, Inc. shall receive forty-nine percent (49%) of the Initial Class “A” Member Units. Internal Hydro has agreed to reflect and assign the following assets, services, expertise and properties for the benefit of the Company in the makeup of the capital requirements for the gaining of financial resources for the capitalization of the Company’s Core Business:

(i)

All business plans, revenue models, contracts, and necessary documentation necessary for the makeup of this Agreement, its Core Business, and financing thereof. Additionally, financing of the Core Business shall be sought by and be the exclusive obligation of Internal Hydro using the overall concept of the scope of this Agreement and the assigned assets contained herein to gain such financing.

(ii)

If practicable for the purposes of the Core Business, Internal Hydro shall contribute to the Company and the activities of the energy and waste remediation project there, the CAVD rights it holds to the Pyrolysis technology, including all engineering, laboratory reports, and other materials necessary for the building of a plant pursuant to such Core Business. Internal Hydro shall make its agreement with Earthfirst Technologies, if other Pyrolytic process is not cost effective, or efficient enough.

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(ii)

Internal Hydro shall contribute all initial efforts in regard to the above and all additionally related expertise and related actions consistent with the scope and intent of the Agreement.

(c)

Private Capital Group, Inc. (“PCG”), shall become the a Class “C” Member and shall receive a total of four percent (4%) of the Class C Member shares.  This share amount is due to PCG, and its introduction and actions in bringing the parties together for this materially valuable Company. PCG also agrees to do the following for this Company:

(i)

Promote to the public-at-large, by any and all lawful means available, the Core Business of the Company, as well as that of the Initial Class “A” Members.

(ii)

Attempt and continue to attempt to find proper capital for the Company.

Section 6.02. Additional Capital; Loans.

(a) Subsequent Offering. Should the Management Committee decide that additional capital is required over and above that amount generated by the Initial Private Placement Offering contemplated by the Company, the Company may engage in a Subsequent Offering for the purpose of generating needed capital. If such proposed Subsequent Offering will have the effect of diluting the Financial Interest of any Class "B" Member, it shall be a condition precedent to any such offering that same be approved by a Majority-in-Interest Consent of the Class "B" Members as based upon their Initial Capital Contribution as adjusted by the rules established in Section 7.02. In the further event that a Majority-in-Interest Consent by the Class "B" Members cannot be obtained, then the Class "A" Members shall have the option of securing additional capital from a Subsequent Offering only to the degree that the Class "A" Members agree by Majority-in-Interest Consent to reduce their respective Financial Interests in the Company such that the Financial Interests of the Class "B" Members remain unchanged. Class "C" Members shall have no right to vote to approve any Subsequent Offering.

Example: Assume the Company decided to render a Subsequent Offering to raise $100,000 in money in capital. If less than a majority of the Class "B" Members approve the Subsequent Offering, the Class "A" Members may agree by Majority-in-Interest Consent to the reduction of their capital interests in the Company up to $100,000 to allow new Members into the Company. In that event, the existing percentage ownership and Sharing Ratio by the Class "B" Members in the Company will not be affected by the Subsequent Offering, and the existing percentage ownership and Sharing Ratio by the Class "C" Members in the Company will be reduced accordingly.

(b) Borrowed Funds. The Company may from time to time meet its capital requirements through the use of borrowed capital in such amounts and on such terms as the Managers shall deem necessary for the acquisition, improvement, operation and maintenance of the Company and for the operation of the Company's business.

Section 6.03. Withdrawal; Loans. No Member shall be entitled to withdraw from the Company or become entitled to a return of any portion of its, his or her Capital Account or to receive any Distributions from the Company except as specifically provided in this Agreement. No loan or advance made to the Company by any Member shall constitute a Capital Contribution except as may be expressly provided in this Agreement.

Section 6.04. Distributions Upon Termination of the Company. Should the Company Terminate, subject to Article XIV and after the Company has satisfied or provided for the satisfaction of all the Company's debts and other obligations, the Company's assets will be distributed in cash to the Members and any Dissociated Members whose interests have not been previously redeemed as provided in this Agreement, as follows:

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(a) first, in discharge of their respective Capital Interests; and

(b) then, in proportion to their Membership Units. If the Company lacks sufficient assets to make the distributions described in Section 6.04(a), the Company will make distributions in proportion to the amount in the respective Capital Interests of the Members and Dissociated Members whose interests have not been previously redeemed.

Section 6.05. Distributions in Kind.

(a) no Member has a right to any distribution in any form other than money; and

(b) the Company may not make a distribution in kind unless:

(i) the Member receiving the in- kind distribution consents;

(ii) all Members receive undivided interests in the same property; or

(iii) all Members receive, in proportion to their rights to distribution, interests in substantially equivalent property.

Section 6.06. Distributions Subject to Set-Off by the Company. All distributions are subject to set-off by the Company:

(a) in the case of a Member, for any past due obligation of the Member to make a Capital Contribution to the Company; and

(b) in the case of an assignee of Financial Rights, for any past due obligation owed to the Company by the Member who originally owned the Financial Rights.

Section 6.07. Loans From and Other Transactions With Members and Managers.

(a) With the approval of the Management Committee, and subject to Section 5.02 of this Agreement, the Company may borrow money from and enter into other transactions with a Member pursuant to Section 6.02(b).

(b) Borrowing from or engaging in other transactions with one or more Members does not obligate the Company to provide comparable opportunities to other Members.

Section 6.08. Allocations of Profits and Losses.

(a) Except as otherwise provided in this Agreement, any Net Losses shall be allocated first to Members in proportion to their positive Capital Account balance until such time as all of such Member's in Class “A” Capital Accounts have been reduced to zero; and thereafter, to those Members in proportion to their respective Sharing Ratios, as set forth in Exhibit "A".

(b) Except as otherwise provided in this Agreement, any Net Profits shall be allocated first to Members in proportion to their negative Capital Account balance until such time as all of such Member's Capital Account have been increased to zero; and thereafter, to the Members in proportion to their respective Sharing Ratios, as set forth in Exhibit “A”.

(c) For purposes of this paragraph, "Net Profits" and "Net Losses" shall mean the income, gain, loss, deductions and credits of the Company in the aggregate or separately stated, as appropriate, determined by the Accountants in accordance with the method of accounting selected by the Management Committee at the close of each Fiscal Year on

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the Company's information tax return for federal income tax purposes, such determination to be binding and conclusive upon the Members in the absence of manifest arithmetical error.

Section 6.09. Allocation of Net Cash Flows. The Company shall make distributions from the Operating Net Cash Flow, if available, only at such times and in such amounts as the Management committee in its sole discretion may determine. The amount of Operating Net Cash Flow to be distributed, if any, shall be calculated as of the last day of the period in which the Distribution is made and distributed to the Members who were Members of record as of the next to the last day of such period. The Management Committee may invest amounts set aside as reserves in such short-term investments as the Managers shall deem prudent. The Company may distribute from time to time as a component of Operating Net Cash Flow such portion of the reserves which the Manager determines to be in excess of the amounts required by the Company.

Section 6.10. Order of Distribution—Operating Net Cash Flow. Operating Net Cash Flow shall be distributed in the following order of priority:

(a) First, to repay accrued interest on any loans made by the Members to the Company, and if funds are insufficient thereof, then to such Members proportionately in the ratio that the amount of accrued interest on each Member's loan bears to the amount of all such accrued interest until the instruments evidencing the loans require otherwise.

(b) Second, to each Member an amount in cash equal to the amount by which: (i) the federal, state and local tax liability (certified in writing by such Member's independent accountant) incurred by such ember by reason of his or her membership in the Company in any Fiscal Year, as evidenced by Schedule K-1 or other statements delivered by the Company to such Member with respect to such Fiscal Year, exceeds (ii) the aggregate cash distributions made to such Member during such Fiscal Year.

(c) Third, to repay the outstanding principal on any loans made by the Members to the Company, and if funds are insufficient thereof, then to such Members proportionately in the ratio that the outstanding balance of each Member's loan bears to the outstanding principal balance of all such loans unless the instrument evidencing the loans require otherwise.

(d) Fourth, the balance to the Members in accordance with their pro-rata Sharing Ratios; provided, however, that if: (i) a Member's Capital Contribution is in the form of services and there is a default in such services; or (ii) a Member is indebted to the Company or the Manager, then the Manager shall withhold payment of any distribution to such Member or pay such indebtedness directly to the party owed until such default is cured or until such debt is paid in full, as the case may be.

ARTICLE VII

TAX MATTERS

Section 7.01. Tax Characterization and Returns.

(a) The Members acknowledge that the Company will be treated as a "partnership" for federal and state tax purposes. All provisions of this Agreement, the Company's articles of organization, and this Agreement are to be construed so as to preserve that tax status.

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(b) Within 90 days after the end of each Fiscal Year, the Managers will cause to be delivered to each person who was a Member at any time during such Fiscal Year a Schedule K-1 and such other information, if any, with respect to the Company as may be necessary for the preparation of each Member's federal or state income tax (or information) returns, including a statement showing each Member's share of income, gain or loss, and credits for the Fiscal Year.

(c) The Company shall use the accrual method of accounting. The accounting period of the Company may be changed with the consent of the Management Committee if the Company qualifies for such change, and may be effected by the filing of appropriate forms with the IRS and state tax authorities.

Section 7.02. Capital Accounts. The Company will establish a Capital Account for each Member and will maintain each Account according to the following rules:

(a) Maintenance. The Company will maintain the Capital Accounts in accordance with Section 1.704-1(b)(2)(iv) of the Treasury Regulations.

(b) Liquidation Payments. If the Company liquidates itself or a Member's Membership Interest, subject to Article XIV, the Company will make liquidating distributions in accordance with Section 6.04 of this Agreement.

(c) Negative Capital Account and Qualified Income Offset. A Member is not liable to fund any deficit in the Member's Capital Account at any time. Notwithstanding any other provision in this Agreement, if a Member unexpectedly receives an adjustment, allocation, or distribution described in Section 1.704-1(b)(2)(ii), (d)(4), (5), or (6) of the Treasury Regulations, and the unexpected adjustment, allocation or distribution results in a deficit balance in the Capital Account for the Member, the Member will be allocated items of income and gain in an amount and manner sufficient to eliminate the deficit balance or the increase in the deficit balance as quickly as possible. It is intended that this subdivision will meet the requirements of a "qualified income offset" as defined in Section 1.704-1(b)(2)(ii), (d) of the Treasury Regulations, and this subdivision is to be interpreted and applied consistent with that intention.

(d) Nonrecourse Deductions. If a Member's Capital Account has a deficit balance at any time and the deficit or increase in deficit was caused by the allocation of nonrecourse deductions as defined in Section 1.704-2(b) of the Treasury Regulations, then beginning in the first taxable year of the Company in which there are nonrecourse deductions or in which the Company makes a distribution of proceeds of a nonrecourse liability that are allocable to an increase in minimum gain as defined in Section 1.704-2(d) of the Treasury Regulations and thereafter throughout the full term of the Company, the following rules shall apply:

(i) Nonrecourse deductions shall be allocated to the Members in a manner that is reasonably consistent with the allocations that have substantial economic effect as defined in Section 1.704-1 of the Treasury Regulations or some other significant item attributable to the property securing the nonrecourse liabilities, if applicable; and

(ii) If there is a net decrease in minimum gain for a taxable year, each Member will be allocated items of Company income and gain for that year equal to that Member's share of the net decrease in minimum gain as defined in Section 1.704-2(g)(2) of the Treasury Regulations.

Section 7.03. Accounting Decisions.

(a) The Management Committee will make all decisions as to accounting matters, and

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(b) The Management Committee may cause the Company to make whatever elections the Company may make under the Code, including the election referred to in Section 754 of the Code to adjust the basis of Company assets.

Section 7.04. Tax Matters Partner. The Management Committee will designate a Member to act on behalf of the Company as the "tax matters partner" within the meaning of Section 6231(a)(7) of the Code.

ARTICLE VIII

GOVERNMENT; MANAGERS

Section 8.01. Management Committee.

(a) The Company will be managed by the "Management Committee," and a Manager or President as appointed by the Management Committee. The Management Committee shall consist of the initial Class “A” Members, yet shall be increased, in such reasonable time by one (1) person, who shall be independent from each of the Initial Class “A” Members. The Management Committee shall determine compensation for the Committee and for the Management of the Company.

(b) In General. Except as otherwise set forth in this Agreement, the Management Committee has the exclusive right to manage and control the business of the Company for the purposes stated here and is authorized by this Agreement to take any and all actions it deems necessary in accordance with the provisions of this Agreement.

(c) Class "B" Members and Class "C" Members. No Class "B" Member or Class "C" Member (except one who may also be a Class "A" Member, and then only in his capacity as a Class "A" Member within the scope of its authority) shall participate in or have any control over the Company's business or shall have any authority or right to act for or bind the Company. The Class "B" Members and Class "C" Members consent to the exercise by the Class "A" Members of the powers conferred on them by this Agreement.

Section 8.02. Term of Management Committee. The Initial Management Committee shall serve for two years, with reappointment by the Majority-in-Interest of Class “A” Members 30 days from the term end.  Such Members shall serve until they become disabled, dies, retires or otherwise withdraws from active management of the Company by written notice to the Class "A" Members and the other members of the Management Committee. In the event of a failure by any Management Committee member to serve or qualify, a new member may be appointed to replace the original by the Majority-in-Interest Consent of the Class "A" Members. Except as provided in this Section 8.02 with respect to the Initial Committee, any Member may be replaced or removed by the Majority-in-Interest Consent of the Class "A" Members, and each Member shall hold office until his or her successor shall have been elected and qualified or such earlier time as he or she may resign or be removed as provided in this Agreement. A Management Committee Member is not considered to be a Class Member, unless that is earned by other provisions of this agreement.  Except as otherwise provided in this Agreement, a vote of a majority in number of the Members of the Management Committee shall be required to approve any action required or permitted to be taken by the Management Committee.

Section 8.03. Management Meetings. Managers shall be able to discuss and approve the Company's business informally, and may, at their discretion, call and hold formal

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management meetings according to the rules set forth in the following provisions of this Agreement.

Section 8.04. Management Committee's Commitment to the Company. Members shall devote their best efforts and energies working to achieve the business objectives and financial goals of the Company. By agreeing to serve as a Member of the Committee for the Company, each shall agree not to work for another business, enterprise or endeavor, owned or operated by himself or herself or others, if such outside work or efforts would compete with the Company's business goals, mission, products or services, or would diminish or impair the Member's ability to provide maximum effort and performance to managing the business of the Company.

Section 8.05. Authority of the Management Committee.

(a) General Authority. Except as set forth in Section 8.06(c) and elsewhere in this Agreement where the consent of the Members is expressly required, the Management Committee, on behalf of the Company and in furtherance of the business of the Company shall have the authority to perform all acts that the Company is authorized to perform including, but not limited to, the following:

(i) to acquire, hold (in the Company's name), maintain, manage, improve, develop, construct, operate, lease, sell, encumber, transfer, convey, exchange, refinance, or otherwise dispose of or deal with Company Assets, any part of them, or any related real or personal property, at such price and on such terms as the Management Committee deems in the best interests of the Company;

(ii) to employ, on behalf of the Company, legal, financial, accounting and operating agents, counsel and assistance, as well as initial and nonrecurring professional evaluation, advice, and recommendations concerning and with respect to the operation, financing, and disposition of the Company and to employ Persons in the operation and management of the business of the Company including, but not limited to, supervisory and management agents, insurance brokers, and loan brokers, on such terms and for such compensation as the Management Committee shall determine;

(iii) to open accounts and deposits and maintain funds in the name of the Company in banks or savings and loan associations; provided, however, that the Company's funds shall not be commingled with the funds of any other person and, further, to invest in short-term debt obligations (including obligations of federal and state governments and their agencies, commercial paper, and certificates of deposit of commercial banks, savings banks, or savings and loan associations) such funds as are temporarily not required for investment in the Company or distributions to the Members;

(iv) to cause the Company to make or revoke any of the elections of the Code that are made at the membership level;

(v) to borrow money (and execute promissory notes) for initial or supplemental investment in the Company, and the payment of fees and expenses (including fees payable to the Managers and his, her, or their Affiliated Persons) and, if security is required thereof, to mortgage or subject any Company Asset to any security device, to obtain replacements of any mortgage or other security device, to pledge or assign any Member's Membership Interest in the Company as collateral for any borrowing with consent, and to prepay, in whole or in part, refinance, increase, modify, consolidate, or extend any note, any mortgage or other security device, all of the foregoing on such terms and in such amounts as the Management Committee, in its sole discretion, deem to be in the best interests of the Company;

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(vi) to execute, sign and deliver in furtherance of any or all of the purposes of the Company, any and all agreements, contracts, documents, certifications, subscriptions, and other instruments necessary or convenient in connection with the business of the Company, all of which may contain such terms, provisions, and conditions as the Management Committee, in its sole and absolute discretion, shall deem appropriate and to do any and all other acts or things necessary, proper, convenient, or advisable to effectuate and carry out the intent and purposes of the Company;

(vii) to require in any Company contracts that the committee shall not have any personal liability thereon but that the person or entity contracting with the Company is to look solely to the Company and its assets for satisfaction;

(viii) to purchase Membership Units for any reason deemed appropriate by the Management Committee;

(ix) to make and revoke any election permitted the Company by any taxing authority;

(x) to sell or otherwise dispose of in a single transaction all or substantially all of the Membership Interests in the Company; provided, however, any such act shall require the Majority-in-Interest Consent of Class "A" Members and a Majority-in-Interest Consent of Class "B" Members;

(xi) to pay or reimburse any and all actual fees, costs, and expenses incurred in the formation and organization of the Company;

(xii) notwithstanding anything in this Agreement to the contrary, to amend this Agreement and the Company's articles of organization without the consent, approval or vote of any of the Members solely in order:

(a) to reflect the reduction of the Capital Accounts upon the return of capital to Members;

(b) to add to the representations, duties, or obligations of the Management Committee or surrender any right or power granted to the Management Committee;

(c) to cure any ambiguity or to correct any provision in this Agreement that may be inconsistent with any other provision; and

(d) to amend the provisions of Article VI relating to the allocations among Members if the allocations provided therein are unlikely to be respected for federal income tax purposes in order to make them respected.

The Management committee is empowered to amend those provisions to the minimum extent necessary to effect the plan of allocations and distributions provided in this Agreement. Net allocations made by the Management Committee described above shall be deemed to be made pursuant to the fiduciary obligation of the Managers to the Company and the Members, and no such new allocation shall give rise to any claim or cause of action by any Member;

(xiii) to do all acts they deem necessary or appropriate for the protection and preservation of the Company Assets, including the establishment of reserves;

(xiv) to compromise, submit to arbitration, sue on, or defend all claims in favor of or against the Company;

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(xv) to engage in any kind of activity and to perform and carry out contracts of any kind necessary to, in connection with, or incidental to the accomplishment of the purposes of the Company, as may be lawfully carried on or performed by a partnership under the laws of each state in which the Company is formed or operating;

(xvi) to offer management incentives, as follows:

(A) Class "C" Membership Units, at the discretion of the Management Committee, may be offered to reward management for their services rendered to the Company. For purposes of this paragraph (A), the Initial Manager shall not be considered "management" and shall not be allowed to directly benefit from such management incentives. Such units will have no managing authority, which is strictly associated with Class "A" Membership Units, and will have no voting rights;

(B) Net Income may be reserved, at the discretion of the Management Committee, for the purpose of offering bonus and other cash incentives to the Company's employees. For purposes of this paragraph (B), the Initial Manager shall not be considered an "employee" and shall not be allowed to directly benefit from such employee incentives without the prior approval of a Majority in Interest Consent of the Class "A" Members, to admit to the membership of the Company any Person acceptable to the Management Committee, either by the issuance by the Company of Membership Interests for such consideration as the Management Committee may determine, or as a transferee of a Member's Membership Interest or any portion thereof, subject to the terms and conditions of this Agreement, provided that no new Member shall be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Company. The Management Committee may, at their option, at the time a Member is admitted, close the Company books (as though the Company's Fiscal Year had ended) or make pro rata allocations of loss, income and expense deductions to a new Member for that portion of the Company's Fiscal Year in which a Member was admitted in accordance with the provisions of Section 706(d) of the Code and the Treasury Regulations promulgated thereunder. Any new Member shall be designated a Member at the time of admission to the Company, and Exhibit A to this Agreement shall be amended to add the name of any new Member admitted to the Company in accordance with the provisions of this Agreement; and

(xvii) to raise additional capital or secure loans from Members, as more specifically described in Section 6.02 of this Agreement.

(b) Delegation of Duties. The Management Committee may delegate all or any of its duties under this Agreement and in furtherance of any such delegation may appoint, employ, or contract with any Person, including Affiliated Persons, that it, in its sole discretion, deems necessary or desirable for the transaction of the business of the Company, which Persons may, under the supervision of the Management Committee:

(i) administer the day-to-day operation of the Company;

(ii) serve as the Company's advisors and consultants in connection with policy and investment decisions made by the Management Committee;

(iii) act as consultants, accountants, correspondents, attorneys, brokers, escrow agents, or in any other capacity deemed by the Management Committee to be necessary or desirable;

(iv) investigate, select, and, on behalf of the Company, conduct relations with persons acting in those capacities and pay appropriate fees to, and enter into appropriate

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contracts with, or employ, or retain services performed or to be performed by, any of them in connection with the business of the Company;

(v) perform or assist in the performance of those administrative or managerial functions necessary in the management of the Company as may be agreed upon with the Management Committee; and

(vi) perform such other acts or services for the Company as the Management Committee, in its sole and absolute discretion, may approve.

(c) Authority. No person dealing with the Management Committee shall be required to determine its authority to make any commitment or undertaking on behalf of the Company, nor to determine any fact or circumstances bearing upon the existence of their authority. In addition, no purchaser or transferee of an asset owned by the Company shall be required to determine the sole and exclusive authority of any Manager to sign and deliver on behalf of the Company any such instrument authorizing such transfer; or to sell the application or distribution of revenues or proceeds paid or credited in connection therewith, unless such purchaser or transferee shall have received written notice from the Company affecting the same.

(d) Reimbursement to the Management Committee for Expenses and Fees Advanced. The Managers shall be entitled to reimbursement for all reasonable expenses of the Company incurred or paid by any of them on behalf of the Company, including travel, the actual cost of goods and materials used by the Company, legal fees, and accounting and bookkeeping fees charged to the Company or the Managers. A Class "A" Member may be subject to so-called Medicaid Tax on self-employment income currently at the rate of 2.90% on all qualified income. In the event any Class "A" Member is subject to such tax, the Company will pay to such Member an amount equal to such Member's Medicaid Tax liability (the "Gross Up Amount") plus any additional tax liability on such Gross Up Amount (the "Additional Tax Payment") plus any additional tax liability on the Additional Tax Payment. The Company will continue to make such payments in respect of such Class "A" Member's liability for additional taxes resulting from payments made by the Company under this paragraph until the amount of additional tax liability resulting from a payment under this Agreement is less than that set forth by accounting procedures.

Section 8.06. Authority of the Management Committee and Affiliates To Deal With the Company.

(a) Limitations. The Managers and his, her, or their Affiliated Persons shall have the right to contract or otherwise deal with the Company subject to the following restrictions:

(i) the Company shall not invest in joint ventures with any Manager;

(ii) the Management Committee shall not grant to itself an exclusive listing for the sale of Company property;

(iii) with respect to any loans made by the Managers to the Company, the Managers shall not: (a) receive interest or other financing charges or fees in excess of those amounts that would be charged by third party financing institutions on comparable loans for the same purpose in the same geographic area;

(iv) the Management Committee shall not cause the Company to enter into any transaction with any partnership in which any Manager has an interest, involving the sale, lease or purchase of any property to or from the Company or the lending of any monies or other property to or from the Company;

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(v) the Management Committee shall not cause the Company to loan Company funds to any Manager; and

(vi) the Management Committee shall not cause the Company to purchase liability insurance that insures the Managers for any liability for which he, she or it is not entitled to indemnification under Section 5.04 of this Agreement.

(b) Waiver of Limitations. Any of the foregoing limitations set forth in Section 8.06(a) may be waived with the consent of the Majority-in-Interest of Class "A" Members.

ARTICLE IX

RIGHTS AND OBLIGATIONS OF MEMBERS

Section 9.01. Membership of the Company. No Class "B" Member, in that status, shall take part in the management or control of the business of the Company or transact any business in the name of the Company. No Class "C" Member, in that status, shall take part in the management or control of the business of the Company or transact any business in the name of the Company other than within the scope of this or her employment by the Company; if the employment of any Class "C" Member by the Company terminates or is terminated for any reason whatsoever, such Class "C" Member thereafter has no right whatsoever to participate in the management or control of the business of the Company or transact any business in the name of the Company. The Class "B" Members and Class "C" Members shall, however, have the powers and be entitled to exercise the rights given to them by the terms of this Agreement and under the Act or other nonwaivable provision of applicable law, and the exercise of these rights and powers shall not constitute participation by the Class "B" member or Class "C" member in the control of the Company's business. No Member shall have the right or power to: (a) withdraw or reduce his contribution to the capital of the Company except as a result of the dissolution and termination of the Company, (b) bring an action for partition against the Company, or (c) cause the dissolution and termination of the Company by court decree or otherwise, except as set forth in this Agreement.

Section 9.02. Limitation on Liability of Members. The liability of each member shall be limited to his, her or its Capital Contribution as and when it is payable under the provisions of this Agreement and in the manner specified in the Act.

Section 9.03. Other Activities. Nothing contained in this Agreement shall prevent any of the Class "B" Members from engaging in business activities not in conflict with the Core Business of the Company. Stated differently, any and all Members are directly prohibited from engaging in competition with the Core Business of the Company.

ARTICLE X

ACTS OF MEMBERS AND MEMBER MEETINGS

Section 10.01. Acts of Members. Except to the extent provided under the Act, the Articles of Organization, or this Agreement require otherwise, an act of the Members consists of either:

(a) a Majority-in-Interest vote of the Class "A" Membership Units present at a properly called meeting; or

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(b) written action without a meeting, as provided in Section 10.09.

Section 10.02. Annual Meeting. Annual meetings will be called at the discretion of the Management Committee.

Section 10.03. Special Meetings.

(a) A special meeting of the Class "A" Members may be called for any purpose or purposes at anytime by an act of the Management Committee, or by one or more Members owning at least forty-five percent (45%) of the aggregate outstanding Class "A" Membership Units of the Company.

(b) For any special meeting not called by the Managers or the Members pursuant to paragraph (a) above, those Members who desire that a special meeting be called must give written notice to the Company specifying the purposes of the meeting. Within 10 days after the Company receives a demand under this paragraph, the Company will notify such persons whether it will call a special meeting of the Members.

Section 10.04. Notice of Meetings. Written notice by way of letter, e-mail, fax, etc. of each meeting of the Members, stating the date, time, and place and, in the case of a special meeting, the purpose or purposes, must be given to every Member at least 10 days and not more than 30 days prior to the meeting. The business transacted at a special meeting of Members is limited to the purposes stated in the notice of the meeting.

Section 10.05. Location and Conduct of the Meetings; Adjournments.

(a) Each meeting of the Members will be held at the Company's principal place of business or at some other suitable location within the same county, as designated by the Managers.

(b) The Majority-in-Interest of the Class “A” Membership Units will select a Manager to chair each meeting of the Members.

(c) Any meeting of the Members may be adjourned from time to time to another date and time and, subject to Section 10.05(a), to another place. If at the time of adjournment the person chairing the meeting announces the date, time and place at which the meeting will be reconvened, it is not necessary to give any further notice of the reconvening.

Section 10.06. Waiver of Notice.

(a) A Member may waive notice of the date, time, place and purpose or purposes of a meeting of Members. A waiver may be made before, at, or after the meeting, in writing, orally, or by attendance.

(b) Attendance by a Member at a meeting is a waiver of notice of that meeting, unless the Member objects at the beginning of the meeting to the transaction of business because the meeting is not properly called or convened, or objects before a vote on an item of business because the item may not properly be considered at that meeting and does not participate in the consideration of the item at that meeting.

Section 10.07. Proxies.

(a) A Member may cast, or authorize the casting of, a vote by filing a written appointment of a revocable proxy with the Company at or before the meeting at which the appointment is to be effective. The Member may sign or authorize the written

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appointment by telegram, cablegram, or other means of electronic transmission stating, or submitted with information sufficient to determine, that the Member authorized the transmission. Any copy, facsimile, telecommunication, or other reproduction of the original of either the writing or the transmission may be used in lieu of the original, if it is a complete and legible reproduction of the entire original.

(b) A Member may not grant or appoint an irrevocable proxy.

Section 10.08. Quorum. For any meeting of the Members, a quorum consists of a majority of the Class "A" Membership Units only. If a quorum is present when a properly called meeting is convened, the Members present may continue to transact business until adjournment, even though the departure of Members originally present leaves less than the proportion otherwise required for a quorum.

Section 10.09. Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting by written action signed by the Members who own the number of Membership Units equal to the number of Membership Units that would be required to take the same action at a meeting of the Members at which all Members were present. The written action is effective when signed by Members owning the required number of Membership Units, unless a different effective time is provided in the written action. When written action is taken by less than all Members, the Company will immediately notify all Members of the action's text and effective date. Failure to provide the notice does not invalidate the written action.

ARTICLE XI

REQUIRED RECORDS

Section 11.01. Contents and Location of Required Records. The Company will maintain at its principal place of business, or at some other location chosen by the Managers, all of the financial and other business records of the business.

Section 11.02. Access to Required Records.

(a) After giving reasonable advance notice to the Company, any Class "A" Member or Class "B" Member may inspect and review the Company's books and records and may, at the Member's expense, have the Company make copies of any portion of such records.

(b) Unless the Company agrees otherwise, all Member access to the Company's books and records must take place during the Company's regular business hours. The Company may impose additional reasonable conditions and restrictions on Members' access to the books and records, including specifying the amount of advance notice a Member must give and the charges imposed for copying.

ARTICLE XII

MEMBERSHIP WITHDRAWAL AND TRANSFER PROVISIONS

Section 12.01. Withdrawal of Members. A Class "A" Member or a Class "B" Member may withdraw from the Company by giving written notice to all other Members at least 30 days before the date the withdrawal is to be effective. Except as provided in Section 12.02 of this Agreement, a Class "C" Member may withdraw from the Company, or

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transfer his or her membership in the Company, only with the prior written approval of the Management Committee, which shall not be unreasonably withheld or delayed.

Section 12.02. Restrictions on the Transfer of Membership.

(a) A Class "A" Member or a Class "B" Member shall not transfer his or her membership in the Company unless the Majority-in-Interest Consent of all non-transferring Class "A" Members in the Company first agree to approve the admission of the transferee into the Company. Further, no Member may encumber a part or all of his or her membership in the Company by mortgage, pledge, granting of a security interest, lien or otherwise, unless the encumbrance has first been approved in writing by the Class "A" Members of the Company.

(b) Notwithstanding the above provision or Section 12.01 above, any Member shall be allowed to assign a Financial Interest in his or her membership to his or her immediate family without the approval of the other Members. Such an assignment shall not include a transfer of the Member's voting or management rights in the Company, and the assignee shall not become a Member of the Company.

(c) Notwithstanding provision (a) above or Section 12.01, any Member shall be allowed to transfer all membership rights including Financial Interest and voting rights but not management rights for bona fide estate planning purposes without the Majority-in-Interest Consent of the other Members or the Management Committee.

ARTICLE XIII

DISSOLUTION PROVISIONS

Section 13.01. Events that Trigger Dissolution of the LLC. The following events shall trigger a dissolution of the Company:

(a) by Majority-in-Interest Consent of the Class "A" Members and Majority-in-Interest Consent of the Class "B" Members;

(b) entry of a decree of final dissolution of the Company under the LLC Act; or

(c) at the time specified in the Company's Articles of Organization.

ARTICLE XIV

BUSINESS CONTINUATION IN THE EVENT OF DISSOLUTION; CONVERSION TO "C" CORPORATION

Section 14.01. Subsequent Events.

(a) Subject only to Section 14.01(b), if the Company dissolves for any reason at any time, the affairs of the Company will be wound up and its legal existence terminated, unless otherwise converted into a Successor Corporation, as provided in Section 14.02.

Section 14.02. Conversion to "C" Corporation.

(a) Notwithstanding any other provision in this Agreement, the Management Committee may determine at any time to convert the Company into a corporation taxable

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under Subchapter "C" of the Code, as amended (a "Corporate Conversion"). Such Corporate Conversion would be accomplished by forming a corporation (the "Successor Corporation") with the same name as the Company under the laws of such jurisdiction as the Management Committee may determine after consultation with the Company's legal and tax advisors, and then merging the Company into the Successor Corporation. The merger shall be subject to the terms and conditions set forth in this Section 14.03.

(b) As soon as the Management Committee has determined that a Corporate Conversion pursuant to this Section 14.03 is necessary or desirable, the Members will:

(i) organize the Successor Corporation;

(ii) develop a plan of merger that complies with Section 15.02(c) for the Company and the Successor Corporation;

(iii) approve the plan of merger on behalf of the Company and submit the plan to the Company's Members for approval at a properly called meeting of the Members;

(iv) cause the officers of the Successor Corporation to approve the plan of merger and submit the plan to the shareholders of the Successor Corporation for approval; and

(v) cause the shareholders of the Successor Corporation to approve the plan of merger.

(c) When the plan of merger is presented to the Members for approval, the Members will, subject to Section 14.04:

(i) vote to approve the plan; and

(ii) sign any documents that the plan requires them to sign or whose execution is necessary to proper implementation of the plan.

(d) The plan of merger must provide that:

(i) the Successor Corporation will be the surviving corporation in the merger;

(ii) all the assets and liabilities of the Company will be transferred to the Successor Corporation and the Successor Corporation will continue the business of the Company under the same name, substituting "Inc." for "LLC;"

(iii) the Successor Corporation shall have three classes of common stock having rights substantially identical to those of the Class "A" Membership Interests, Class "B" Membership Interests, and Class "C" Membership Interests;

(iv) all Membership Units of the Members, including all Financial Rights (whether or not assigned) and all Governance Rights, will be converted into an identical number of shares of common stock in the Successor Corporation of the same class;

(v) the Successor Corporation will have articles of incorporation, by-laws and a shareholders' agreement that are substantially equivalent to the articles of organization and operating agreement in effect for the Company immediately prior to the merger, with only those changes deemed necessary by the Company's legal counsel in order to comply with the corporation statute of the Successor Corporation's jurisdiction of incorporation;

(vi) the officers and directors of the Successor Corporation shall be elected by a Majority-in-Interest Consent of the Class "A" Members from among the members of the Management Committee immediately prior to the merger; and

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(vii) the rights of any Dissociated Members as described in Article XIII will apply against the Successor Corporation.

Section 14.03. Dissenters' Rights.

(a) Any person who is a Class "A" Member or a Class "B" Member at the time of a Corporate Conversion pursuant to Section 14.02 of this Agreement, a merger or consolidation of the Company with or into any other Person as permitted by the Act, or the sale by the Company of all or substantially all Company assets as permitted by the Act, can dissent from the implementation of the business continuation agreement stated in this Article XIV by giving written notice to the Company within 30 days after presented the plan for a vote and by voting against the proposed merger.

(b) If a Member dissents under Section 14.03(a), the Company will repurchase (and the dissenting Member shall sell) the entire Membership Interest of such dissenting Member for a repurchase price equal to such Member's Capital Account as of the date of repurchase (the "Repurchase Price"). The Repurchase Price shall be determined by the Accountants within days of the Company's receipt of written notice of dissent from the dissenting Member, which determination shall be binding and conclusive upon the parties in the absence of manifest arithmetical error. At the option of the Management Committee, the Repurchase Price shall be paid in equal monthly installments of principal plus interest at 6 % per annum, over a term determined by the Management Committee. If the Company pays the repurchase price in installments under this paragraph, the obligation to make such installment payments shall be assumed by the Successor Corporation as part of the merger contemplated by this Article XIV.

ARTICLE XV

REMEDIES FOR BREACH

Section 15.01. Equitable Remedies; Remedies Cumulative. All breaches of this Agreement are subject to specific enforcement, injunction and other forms of equitable relief, without prejudice to the right to seek damages or other remedies. The parties agree that monetary damages would not be sufficient remedy for a breach of this Agreement. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any other remedies. These rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise. The failure of any party to seek redress for violation of or to insist on the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

Section 15.02. Concurrent or Consecutive Causation of Damages.

(a) If two or more Members breach this Agreement and those breaches combine in any way, concurrently or consecutively, to produce harm to the Company, then those Members are jointly and severally liable to the Company for the entirety of the harm. This paragraph precludes a Member who has breached this Agreement from asserting that another Member's prior, contemporaneous, or subsequent breach constitutes a superseding, intervening, or independent cause or in any way releases the breaches Member from liability.

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(b) Section 15.02(a) does not preclude breaching Members from seeking contribution or indemnity from each other, or otherwise seeking to allocate among themselves the responsibility and liability for the harm caused to the Company.

Section 15.03. Attorney's Fees and Other Litigation Expenses. If the Company resorts to litigation to remedy a breach of this Agreement by a Member or former Member and the Company prevails in the litigation, in addition to any other remedies available to the Company under this Agreement or by law, the Company may collect its reasonable attorney fees and other costs and expenses of litigation.

ARTICLE XVI

AMENDMENTS

Section 16.01. Requirements for Amendments. To be effective, any amendment to this Agreement must be approved by consent of a Majority-in-Interest of Class "A" Members and a Majority-in-Interest of Class "B" Members.

ARTICLE XVII

MISCELLANEOUS

Section 17.01. Governing Law. This Agreement, and any question, dispute, or other matter related to or arising from this Agreement, will be governed by the laws of the State of Florida without regard to conflict of laws principles. Any action, claim, dispute or controversy under this Agreement or in connection with the Company or any Membership Interest shall be commenced exclusively in the courts of the State of Florida or the federal courts of the United States of America located in such State, and the parties waive any objection they may now or hereafter have to the exclusive jurisdiction and venue of such courts over any such action, claim, dispute or controversy.

Section 17.02. Binding Effect. This Agreement binds all Members and their respective distributees, successors, and assigns and any other person claiming a right or benefit under or covered by this Agreement.

Section 17.03. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable,

(a) that provision will be fully severable and this Agreement will be construed and enforced as if the illegal, invalid or unenforceable provision had never been part of this Agreement;

(b) the remaining provisions of this Agreement will remain in full force and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement; and

(c) in the place of the illegal, invalid or unenforceable provision, there will be added automatically to this Agreement a legal, valid and enforceable provision that is as similar to the illegal, invalid or unenforceable provision as possible.

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Section 17.04. Multiple Counterparts. This Agreement may be executed in several counterparts, each of which will be considered an original and all of which will constitute one and the same document. Proving the execution and contents of this document against a party may be done by producing any copy of this Agreement signed by that party.

Section 17.05. Additional Documents and Acts. Each Member agrees to execute and deliver whatever additional documents and to perform such additional acts as may be necessary or appropriate to effectuate and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated by this Agreement; provided, however, that Class "B" Members and Class "C" Members shall have no obligation to expend any monies pursuant to this paragraph.

Section 17.06. Notices.

(a) Any notice to be given or made to the Company, its Managers, or any Member must be in writing and will be considered to have been given when delivered to the address specified in the Company's Required Records.

(b) A Person who wants to change its address as specified in the Required Records may do so by giving written notice of the change to the Company. The change shall take effect days after the notice is given.

Section 17.07. Officers. The Managers of the Company may designate one or more officers, such as a President, Vice President, Secretary and Treasurer. Persons who fill these positions need not be Members or Managers of the Company. Such positions may be compensated or non-compensated according to the nature and extent of the services rendered for the Company as a part of the duties of each office. Ministerial services only as a part of any officer position will normally not be compensated, such as the performance of officer duties specified in this Agreement, but any officer may be reimbursed by the Company for reasonable out-of-pocket expenses paid by the officer in carrying out the duties of his or her office.

Section 17.08. Miscellaneous. Whenever the single number is used in this Agreement and when required by the context, the same shall include plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision of this Agreement. Each and all of the covenants, terms, provisions and agreements in this Agreement contained shall be binding on and inure to the benefit of the parties and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

This Agreement has been executed as of the date and year first above written.

Signature of Wastech, Inc.

By:

Name:

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Its:

Signature of Internal Hydro International, Inc.

By:

Name:

Its:

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CLASS A MEMBER

I have read the foregoing Operating Agreement (the "Agreement") and understand its terms. I evidence my consent to the benefits, terms, and conditions of the Agreement by setting forth my signature below.

Dated:

[Signature of Investor]

By:

Name:

Its:

CLASS B MEMBER

I have read the foregoing Operating Agreement (the "Agreement") and understand its terms. I evidence my consent to the benefits, terms, and conditions of the Agreement by setting forth my signature below.

Dated:

[Signature of Investor]

By:

Name:

Its:

CLASS C MEMBER

I have read the foregoing Operating Agreement (the "Agreement") and understand its terms. I evidence my consent to the benefits, terms, and conditions of the Agreement by setting forth my signature below.

Dated:

[Signature of Investor]

By:

Name:

Its:

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	Name(s) of Investors	Capital Contributions	No. of Units Held	Sharing Ratio
Class "A" Members	Wastech, Inc. Internal Hydro International, Inc.	As in Section 6 As in Section 6	4,900 4,700	49% 47%
Class "B" Members*
Class "C" Members**	Private Capital Group. Inc.	As in Section 6	400	4%

*NOTE: These numbers reflect only current outstanding units. When additional units are issued, these percentages will change in accordance with this Operating Agreement.

**Restricted membership interest with no management authority or voting rights and reserved for management, key employee and independent contractor incentives.

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